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                                   FAFCO, INC.

                SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT

                           DATED AS OF MARCH 27 , 1996



         This Agreement is made as of March 27 , 1996, between FAFCO, Inc., a California corporation (the "Company"), and the persons and entities (the "PURCHASERS") listed on the Schedule of Purchasers attached hereto as Exhibit A (the "SCHEDULE OF PURCHASERS").

                                    SECTION 1

                  SALE OF CONVERTIBLE NOTES AND STOCK WARRANTS

         1.1 The Notes. Each Purchaser severally agrees, on the terms of and subject to the conditions specified in this Agreement, to lend to the Company the sum set forth in Column 2 of Exhibit A opposite such Purchaser's name at the Closing (as defined below). Each Purchaser's loan shall be evidenced by a promissory note (individually a "NOTE" and collectively the "NOTES"), dated as of the date of Closing, in the form of Exhibit B.

         1.2 The Warrants. In exchange for the payment of the warrant issuance price set forth in Column 4 of Exhibit A opposite each Purchaser's name, the Company agrees to issue to each Purchaser at the Closing a stock purchase warrant in the form of Exhibit C (individually a "WARRANT" and collectively the "WARRANTS") exercisable initially for the number of shares of Common Stock ("COMMON") set forth in Column 3 of Exhibit A opposite such Purchaser's name. The securities issued or issuable upon exercise of the Warrants are referred to as the "WARRANT COMMON."


                                    SECTION 2

                             CLOSING DATE; DELIVERY.

         2.1 Closing Date. The first closing of the purchase and sale of the Notes and Warrants hereunder shall be held at the law offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California at 3 p.m., on March 27 1996. Any subsequent closings shall be held at such other time and place upon which the Company and the Purchasers participating in such subsequent closing shall agree. The term "CLOSING" and "CLOSING DATE," as used herein, shall refer to the relevant closing and the date thereof with respect to the Purchaser being referenced, as shown on the Schedule of Purchasers attached hereto as Exhibit A.

         2.2 Delivery. At the Closing, the Company will deliver to each Purchaser a Note in the principal amount set forth opposite such's name in Column 2 of Exhibit A, and a Warrant initially exercisable for the number of shares of Common Stock set forth opposite such Purchaser's name in

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Column of Exhibit A. At the Closing, each Purchaser shall either deliver the amount of such Purchaser's Loan as set forth opposite such Purchaser's name in Column of Exhibit A by check or wire transfer, or shall present for cancellation a 10% convertible subordinated Note, issued to the Purchaser by the Company and having a principal amount equal to the amount of the Loans.


                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF HE COMPANY

         Subject to and except as set forth in the Schedule of Exceptions attached as Exhibit D hereto (the "SCHEDULE OF EXCEPTIONS"), the Company hereby represents and warrants to the PURCHASERS as follows:

         3.1 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction where such qualification is required, except jurisdictions where the failure to be so qualified would not materially adversely affect the business or financial condition of the Company.

         3.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Notes and Warrants hereunder, to issue the Warrant Common upon exercise of the Warrants and to carry out and perform its obligations under the terms of this Agreement.

         3.3 Financial Statements and Other Information. The Company has delivered to each Purchaser the following:

                  (a) Annual Report on Form 10-K for the year ended December 31, 1995, as filed with the Securities and Exchange Commission (the "COMMISSION" of the "SEC") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), together with the index to exhibits thereto;

                  (b) Definitive Proxy Statement dated April 10, 1995 for the Annual Meeting of Shareholders held on April 27, 1995, as filed with the Commission pursuant to Section 14 of the Exchange Act and Regulation 14A promulgated thereunder;

                  (c) 1995 Annual Report to Shareholders, as filed with the Commission pursuant to Section 14 of the Exchange Act and Rule 14a-3(c) promulgated thereunder;

                  (d) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, as filed with the Commission pursuant to Section 13 of the Exchange Act, together with the indices to exhibits thereto; and

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                  (e) Term Sheet including a brief description of the Notes and
Warrants and the use of proceeds from the sale thereof.

         3.4 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Notes and the Warrants (and the Common Stock issuable upon exercise of the Warrants) and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Notes, and the Warrants, when issued in compliance with the provisions of this Agreement, will be validly issued and will be free of any liens and encumbrances, and the Warrant Common has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Notes and the Warrants (and the Warrant Common) may be subject to restrictions on transfer under state and/or federal securities laws and as set forth herein.

         3.5 Compliance with Other Instruments. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, as amended, or in violation of any material agreement, instrument, judgment or decree or, to the best of its knowledge, any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not result in any such violation or be in conflict with or constitute a default under any such provision or agreement, and will not accelerate the performance provided by the terms of any material agreement or instrument to which the Company is a party, or constitute a default thereunder, or an event which, with the lapse of time or action by a third party, could result in a default thereof, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company, which breach, default, lien, charge or encumbrance, singularly or in the aggregate, would materially and adversely affect the business or property of the Company.

         3.6 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any basis therefor or threat thereof), which, either in any case or in the aggregate, might result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted or as proposed to be conducted, or in any material liability on the part of the Company, and none which questions the validity of this Agreement or any action taken or to be taken in connection herewith.

                                    SECTION 4

                            INVESTMENT REPRESENTATION

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         4.1 Investment Representation.

                  (a) The Purchaser understands and confirms that this Agreement is made with the Purchasers in reliance upon each Purchaser's representation to the Company that the Notes and Warrants to be received are to be acquired for investment and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in or otherwise distributing the same, but subject nevertheless to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, each Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Notes, the Warrants, or the Warrant Common.

                  (b) Each Purchaser understands that the Notes, the Warrants and the Warrant Common are not registered under the Securities Act of 1933, as amended (the "Act") on the basis that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder, and that the Company's reliance on such exemption is predicated on the Purchasers' representations set forth herein.

                  (c) Each Purchaser agrees that it will not make a disposition of the Notes or Warrants purchased hereunder (or the Warrant Common) except in compliance with Section 6 hereof.

                  (d) Each Purchaser represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment, and has had all questions which it has asked answered by the Company.

                  (e) Each Purchaser represents and warrants that, at a reasonable time prior to the Closing Date, it has been given the opportunity to ask questions and receive answers concerning the terms and conditions of this offering, to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished pursuant to Section 3.3 hereof, and to discuss the Company and its plans, operations and financial condition with its officers and that it has heretofore received all such information as it deems necessary and appropriate to enable it to evaluate the financial risk inherent in making an investment in the securities of the corporation. It further represents and warrants that it has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

                  (f) Each Purchaser understands that the Notes, Warrants and Warrant Common have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the Purchaser understands that, in view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these securities for the minimum

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capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                  (g) Each Purchaser further understands that the Notes, Warrants and Warrant Common must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Act). Moreover, the Purchaser understands that, except as set forth in Section 6 hereof, the Company is under no obligation to register the Notes, Warrants or Warrant Common. In addition, the Purchaser understands that the certificates evidencing the Notes, Warrants, and Warrant Common may be imprinted with a legend which prohibits the transfer of such securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                  (h) Each Purchaser is familiar with the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including among other things:
(1) The availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker, as said term is defined under the Exchange Act and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Notes, Warrants or Warrant Common will ever be saleable.

                  (i) Each Purchaser further understands that at the time the Purchaser wishes to sell the Notes, Warrants or Warrant Common there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling such securities under Rule 144 even if the two-year minimum holding period had been satisfied.

                  (j) Each Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the Purchaser understands such counsel's opinion must be acceptable to counsel for the Company) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

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         4.2* Accredited Investor. Each Purchaser represents and warrants that one or more of the following criteria are applicable to such Purchaser:

                  (a) The Purchaser is a director or executive officer of the Company;

                  (b) The Purchaser is a natural person who has an individual net worth or joint net worth with the Purchaser's spouse exceeding $1,000,000 at the time of purchase;

                  (c) The Purchaser is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that Purchaser's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same level of income in the current year;

                  (d) The Purchaser is either (i) a bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual capacity or fiduciary capacity, (ii) a broker or dealer registered pursuant to
Section 15 of the Exchange Act, (iii) an insurance company as defined in Section 2(13) of the Act, (iv) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (vi) a plan established and maintained by a state or its political subdivisions, or any agency or instrumentatility of a state or its political subdivisions, for the benefit of its employees, which plan has total assets of $5,000,000, or (vii) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or which employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                  (e) The Purchaser is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                  (f) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets of $5,000,000;

                  (g) The Purchaser is a not-for-profit organization or other entity exempt from income tax under Section501(c)(3) of the Internal Revenue Code, not formed with the specific purpose of acquiring the securities offered hereunder, with total assets in excess of $5,000,000; or


- --------
         *A PURCHASER UNABLE TO MEET AT LEAST ONE OF THE CRITERIA SET FORTH IN
SECTION 4.2 ABOVE MUST ACKNOWLEDGE SUCH INABILITY BY PLACING ITS INITIALS HERE:
_________________

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                  (h) The Purchaser is a trust, with total assets in excess of
$5,000,000, not formed for the specific purpose of acquiring the securities offered hereunder, whose purchase is directed by a person who has such experience in business and financial matters as to enable such person to evaluate the merits and risks of acquiring the securities offered hereunder,

                  (i) The Purchaser is an entity in which all of the equity owners meet the qualifications set forth in (a), (b), (c), (d), (e), (f), (g) or
(h) above.

                  As used in this Section 4.2, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for purposes of paragraph (b) above, the principal residence of the Purchaser must be valued at cost (including cost of improvements), or at a recently appraised value established by an institutional lender making a secured loan, in either case net of encumbrances.


                                    SECTION 5

                              CONDITIONS TO CLOSING

         The Purchasers' and the Company's obligations to purchase and to sell and issue, respectively, the Notes and Warrants at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions:

         5.1 Representations and Warranties of Company Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.2 Representations of Purchasers Correct. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.3 Covenants and Laws. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all respects and the purchase and sale of the Notes and Warrants pursuant to the terms of this Agreement shall not violate any law or regulation to which any of the Purchasers or the Company is subject.

                                    SECTION 6

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

         6.1 Certain Definitions. As used in this Section, the following terms shall have the following respective meanings:

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                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

                  "Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Restricted Securities" shall mean the Notes, the Warrants and the Warrant Common required to bear the legend set forth in Section 6.3 hereof.

                  "Registrable Securities" means (i) the Warrant Common, and
(ii) any Common Stock issued in respect of such shares upon any stock split, stock dividend, recapitalization or similar event, which shares, in each of the foregoing instances, have not been sold to the public pursuant to Rule 144 under the Act or otherwise.

                  The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with Section 6.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                  "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and any expenses incurred by a Holder for its own benefit including all fees and disbursements of counsel to the Holders participating in the offering (including the allocable portion of the fees and disbursements of counsel to the Company, if such counsel is also serving as counsel to the selling shareholders), except those expenses included in the definition of Registration Expenses.

                  "Holder" shall mean any Purchaser or any permitted transferee or assignee of such Purchaser pursuant to Section 6.10.

         6.2 Restrictions on Transferability. The Notes, the Warrants and the Warrant Common shall not be transferable except upon the conditions specified in this Section, which conditions are intended to insure compliance with the provisions of the Act. Each Purchaser will cause any proposed transferee of the Notes, the Warrants or the Warrant Common held by a Purchaser to agree to take and hold such Notes, Warrants or Warrant Common subject to the provisions and upon the conditions specified in this Section.

         6.3 Restrictive Legend. Each certificate representing (i) the Notes,
(ii) the Warrants, (iii) shares of Warrant Common, and (iv) any other securities issued in respect of the Notes, the Warrants or the Warrant Common upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 6.4 below) be stamped

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or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

         6.4 Notice of Proposed Transfers. Each holder of a certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 6.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 6.5 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied (except in transactions in compliance with Rule 144) by an unqualified written opinion of legal counsel, which opinion shall be addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act. The holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of such legal opinion (if reasonably acceptable as above provided) and the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 6.3 above, except that such certificate shall not bear such restrictive legend if transferred in compliance with Rule 144 or if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Act.

         6.5 Piggy-Back Registration Rights.

                  (a) Notice of Registration. Whenever the Company proposes to register any of its Common Stock under the Act for a public offering for cash, whether as a primary or secondary offering (or pursuant to the registration rights granted to other holders of securities of the Company), other than a registration relating to employee benefit plans or in connection with a Rule 145 transaction or equivalent, the Company will:

                           (i) give to each Holder at the address indicated on
the books of the transfer agent written notice of the intent to so register its securities; and

                           (ii) include in such registration (and any related
qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests delivered to the Company or its legal counsel by any Holder or Holders within 15 days after the date of mailing of such written notice by the Company, except as set forth in subparagraphs (b) and (c) below.

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                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subparagraph (a)(i) of this Section. In such event the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by holders exercising demand registration rights, as the case may be. Notwithstanding any other provisions of this Section, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities from such registration and underwriting. The Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in such proportion, as nearly as practicable, as the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement bear to the aggregate amount of such securities held by all such Holders. To the extent that other persons holding the Company's securities may possess registration rights with respect to such securities (whether heretofore or hereafter granted), the total number of shares to be sold by selling shareholders under a registration statement, if less than the total amount requested to be sold by such persons, shall be allocated on a pro rata basis according to the total number of shares held by such persons which are entitled to registration rights with respect to such offering, subject to the prior rights set forth in subsection (c) hereof. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom at any time prior to filing of the registration statement by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall not be included in such registration.

                  [(c) Prior Rights. Certain holders (the "Prior Holders") of the Company's Common Stock have registration rights granted pursuant to a Stock Purchase Agreement dated as of April 14, 1977 (the "Prior Agreement"). In the event that a registration is effected pursuant to the Prior Holders' demand rights set forth in Section 6.5 of the Prior Agreement, securities held by the Holders and others desiring to sell securities in the registration may only be included to the extent that the amount of securities being registered for the account of the Prior Holders will not be diminished. In the event of a registration which is not initiated by a demand of the Prior Holders but with respect to which such Prior Holders have piggyback rights under Section 6.6 of the Prior Agreement, the securities to be sold by the Prior Holders may not be reduced to less than 33-1/3% of the total amount of securities being registered.]

         6.6 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section shall be borne by the Company; and all Selling Expenses shall be borne by the Holders of the securities so registered for whose account such expenses were incurred.

         6.7 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section, the Company will advise each participating Holder

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as to the filing of the registration statement with the Commission and the effective date thereof. The Company shall also advise each participating Holder, concurrently with the notice of effectiveness, of the jurisdictions in which the securities being registered have been qualified for sale to the public. At its expense, the Company will:

                  (a) Keep such registration, qualification or compliance effective for a period of 90 days after effectiveness with the Commission or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

                  (b) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         6.8 Indemnification.

                  (a) The Company will indemnify each participating Holder, each of its officers and directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 6, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its partners, officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act, and each other such Holder, each of its partners, officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such partners, directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder from the sale of Registrable Securities as contemplated herein.

                  (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for such Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) Notwithstanding the foregoing, if the Registrable Securities are to be distributed by means of an underwritten public offering, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with such underwriting are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

         6.9 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 6.

         6.10 Transfer of Piggy-Back Registration Rights. The rights to cause the Company to register a Purchaser's Registrable Securities, granted hereunder by the Company, may be assigned to a transferee or assignee of 25,000 or more shares of Warrant Common (as adjusted to reflect stock splits, stock dividends and similar events) provided that the Company is given advance written notice by such Purchaser of said transfer and of the intent to transfer such Purchaser's registration rights together with such securities, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned, and provided, further, that no transferee or assignee of any of such Restricted Securities shall be entitled to the registration rights provided in this Section if such transferee or assignee would be permitted to sell all of the Restricted Securities so transferred or assigned to him within one three-month period pursuant to Rule 144 promulgated under the Act.

         6.11 "Market Stand-off" Agreement. Any Holder of Registrable Securities being registered under this Section 6 agrees, if requested by the Company or an underwriter of such registered public offering, not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder during a period of up to 180 days following the effective date of the registration statement of the Company filed under the Act, provided that all officers and directors of the Company enter into similar agreements. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter, and may be included in the underwriting agreement. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

         6.12 Termination of Registration Rights. The rights granted under this Section shall terminate as to any Purchaser or permissible transferee or assignee of such rights if such person would be permitted to sell all of the Restricted Securities held by such person within one three-month period pursuant to Rule 144 promulgated under the Act.


                                    SECTION 7

                                  MISCELLANEOUS

         7.1 Agreement Is Entire Contract. This Agreement, the Exhibits hereto and the other documents delivered pursuant hereto constitute the entire contract between the parties hereto and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         7.2 Amendment by Agreement. Any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by a majority in interest of the holders of the Warrants (on an as-if-exercised basis) and the Warrant Common.

         7.3 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses or facsimile phone number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

      If to a Purchaser:  At the address set forth in the Schedule of Purchasers

      If to Company:      FAFCO, Inc.
                          2690 Middlefield Road
                          Redwood City, CA 94063
                          Attention: Alex N. Watt, Chief Financial Officer

      With a copy to:     Ann Yvonne Walker, Esq.
                          Wilson, Sonsini, Goodrich & Rosati, P.C.
                          650 Page Mill Road
                          Palo Alto, CA 94304

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

         7.4 Agent's Fees.

                  (a) The Company hereby agrees to indemnify and to hold each Purchaser harmless of and from any liability for commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

                  (b) Each Purchaser (i) represents and warrants that no finders or brokers have been retained in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company and the Purchasers (other than himself) harmless of and from any liability for any commission or compensation in the nature of an agent's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser, or any of his employees or representatives, are responsible.

         7.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be severed from this Agreement as if such provision were not included and the balance of this Agreement shall be enforceable in accordance with its terms.

         7.6 Expenses. The Company and each Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

         7.7 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION, OR EXEMPTION THEREFROM, IS UNLAWFUL. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION, OR EXEMPTION THEREFROM, BEING OBTAINED.

         7.8 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California.

         7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FAFCO, INC.                            PURCHASERS:

By:_______________________________     ______________________________

Title:____________________________

                                   EXHIBIT "A"

                    SUBORDINATED NOTE AND PURCHASE AGREEMENT

Name                     Amount Lent                  Number of Warrant Shares
- ----                     -----------                  ------------------------


                                   EXHIBIT "B"


                  THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.


                        11% SUBORDINATED PROMISSORY NOTE


$*                                                               March 27, 1996
- -                                                      Redwood City, California


         FOR VALUE RECEIVED, FAFCO, Inc., a California corporation (the "Company") promises to pay to _______________, ("Lender"), or its registered assigns, the principal sum of ____________ Dollars ($____), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to eleven percent (11.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on March 27, 2000 (the "Payment Date"). Accrued interest shall be payable on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 1996, the last payment of any accrued and unpaid interest to be made together with payment of the principal on the Payment Date. This Note may be prepaid only in accordance with Section 4 below.

         This Note is issued pursuant to a Subordinated Note and Warrant Purchase Agreement dated as of April 13, 1996 (the "Purchase Agreement") between the Company and the purchasers listed on the Schedule of Purchasers to such Purchase Agreement, and is subject to the terms and provisions of the Purchase Agreement, a copy of which may be obtained from the Company at its principal executive offices.

         The following is a statement of the rights of Lender and the conditions to which this Note is subject, and to which Lender, by the acceptance of this Note, agrees:

                  1. DEFINITIONS. As used in this Note, the following capitalized terms have the following meanings:

                           (a) "Articles" shall mean the Articles of
Incorporation of Company, as amended and/or restated from time to time.

                           (b) "Company" includes the corporation initially
executing this Note and any Person that shall succeed to or assume the obligations of Company under this Note.

                           (c) "Event of Default" has the meaning given in
Section 2 hereof.

                           (d) "Lender" shall mean the Person specified in the
introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

                           (e) "Person" shall mean and include an individual, a
partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

                  2. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Note.

                           (a) Failure to Pay. Company shall fail to pay any
principal, interest or other payment due hereunder within ten (10) days of Company's receipt of Lender's written demand; or

                           (b) Voluntary Bankruptcy or Insolvency Proceedings.
Company shall (i)apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vii) take any action for the purpose of effecting any of the foregoing; or

                           (c) Involuntary Bankruptcy or Insolvency Proceedings.
Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days of commencement.

                  3. RIGHTS OF LENDER UPON DEFAULT. Upon the occurrence or existence of an Event of Default described in Paragraph 2(a) and at any time thereafter during the continuance of such Event of Default, Lender may, by written notice to Company, declare all outstanding amounts payable by Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Paragraphs 2(b) and 2(c), immediately and without notice, all outstanding amounts payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

                  4. REDEMPTION.

                           4.1 Right of Redemption. The Company or its
successor, as the case may be, may, at its own option, redeem and prepay in whole the principal amount, plus accrued interest to the date of payment, of this Note.

                           4.2 Redemption Premium. In the event that the Company
redeems this Note prior to the Payment Date, the Company shall issue to the Lender a warrant (the "Premium Warrant") to purchase one share of the Company's Common Stock for each $10.00 in principal amount of this Note that is so redeemed. Such Premium Warrant shall be in the form of Exhibit A hereto and shall have an exercise price equal to [$0.125] per share.

                           4.3 Notice of Redemption. Notice of redemption shall
be given by first class mail, postage prepaid, mailed not less than thirty (30) calendar days prior to the date fixed for such redemption (the "Redemption Date") to each Lender at the Lender's address last appearing on the register kept at the Office of the Company for registration and transfers of the Notes. Such notice shall specify the redemption price of the Note (the "Redemption Price"), which shall be the principal amount of this Note plus the accrued interest on such principal amount to the Redemption Date.

                           4.4 Note Payable on Redemption Date. Notice of
redemption having been given as aforesaid, the Note to be so redeemed shall, on the Redemption Date, become due and payable in full, and on and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price), such Note shall no longer be considered outstanding. Upon surrender of any Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price on the Redemption Date. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Note shall remain outstanding and the outstanding principal amount shall, until paid, continue to bear interest from the Redemption Date at the rate borne by the Note. No interest shall accrue on any Note following the Redemption Date.

                           4.5 Selection of Notes to be Redeemed. All of the
Notes issued pursuant to the Purchase Agreement shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest shall be applied ratably and proportionately on all outstanding Notes on the basis of the principal amount of outstanding indebtedness represented thereby.

                           4.6 Prepayment. Except as set forth in this Section
4, this Note may not be prepaid in whole or in part at any time.

                  5. REPRESENTATIONS AND WARRANTIES OF LENDER. In addition to the representations and warranties contained in Section 4 of the Purchase Agreement, by its acceptance hereof, the Lender represents and warrants to Company that:

                           (a) Securities Law Compliance. Lender has been
advised that this Note has not been registered under the Securities Act of 1933, as amended (the Act) and, therefore, cannot be resold unless it is registered under the Act and qualified under applicable state securities laws or unless an exemption from such registration and qualification requirements is available. Lender is aware that Company is under no obligation to effect any such registration and qualification with respect to this Note or to file for or comply with any exemption from registration and qualification. Lender has not been formed solely for the purpose of making this investment and is acquiring this Note for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Lender has such knowledge and experience in financial and business matters that such Lender is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Lender is an accredited investor as such term is defined in Rule 501 of Regulation D under the Act.

                           (b) Access to Information. Lender acknowledges that
Company has given Lender access to all documents and other information required for Lender to make an informed decision with respect to the purchase of this Note.

                  6. SUBORDINATION.

                           (a) "Senior Indebtedness" means the principal of and
premium, if any, and interest on indebtedness of the Company for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

                           (b) The Company agrees and the holder of this Note,
by acceptance hereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and the holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 6(b)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

                           (c) This Section 6 is not intended to impair, as
between the Company, its creditors (other than the holders of Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

                  7. SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of Company and Lender shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

                  8. AMENDMENTS WITH CONSENT OF HOLDERS. With the written consent of the Holders of not less than a majority in principal amount of outstanding Notes issued pursuant to the Purchase Agreement, the Company may amend this or any other Note by executing and delivering to the Lenders an amendment thereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Notes or of modifying in any manner the rights of the Lenders; provided, however, that no such amendment shall, without the consent of the Lender of this Note affected thereby, change the maturity of the principal of, or any installment of interest on, the Note, or reduce the principal amount thereof or the interest thereon or payable upon the redemption thereof or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the Redemption Date).

                  9. TRANSFER OF THIS NOTE. Transfers of this Note may only be made in compliance with the provisions of the Purchase Agreement, which are incorporated herein by reference. With respect to any offer, sale or other disposition of this Note, Lender will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Lender's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect).

Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Lender that Lender may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Lender is not reasonably satisfactory to Company, Company shall so notify Lender promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

                  10. ASSIGNMENT BY COMPANY. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, other than by operation of law (such as in a merger), in whole or in part, by Company without the prior written consent of Lender.

                  11. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses or facsimile phone number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

                  If to Lender:     At the address set forth in the Schedule of
                                    Purchasers to the Purchase Agreement.

                  If to Company:    FAFCO, Inc.
                                    2690 Middlefield Road
                                    Redwood City, CA 94063
                                    Attention: Alex N. Watt,
                                    Chief Financial Officer

                  With a copy to:   Ann Yvonne Walker, Esq.
                                    Wilson, Sonsini, Goodrich & Rosati, P.C.
                                    650 Page Mill Road
                                    Palo Alto, CA 94304

Each of the above addressees may change its address for purposes of this paragraph by giving to the other addressee notice of such new address in conformance with this paragraph.

                  12. PAYMENT. Payment shall be made in lawful tender of the United States.

                  13. DEFAULT RATE; USURY. In the event that any payment of principal or interest provided for herein is not paid by Company when due (including the entire unpaid balance of this Note in the event such amount is made immediately due and payable pursuant to the terms hereof), then Company shall pay interest on the such amounts not paid when due at a rate per annum two percent (2%) higher than the rate otherwise applicable hereunder. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

                  14. EXPENSES; WAIVERS. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument. No delay on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right.

                  15. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.


                                       FAFCO, INC.
                                       a California corporation



                                       By:__________________________________

                                       Name:________________________________

                                       Title:_______________________________



ACKNOWLEDGED AND AGREED TO:

"LENDER"

_____________________________________


By:__________________________________

Title:_______________________________

                                   EXHIBIT "C"

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.


                                     WARRANT
                      TO PURCHASE SHARES OF COMMON STOCK OF
                                   FAFCO, INC.


         THIS CERTIFIES that, for value received Freeman A. Ford ("Ford"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from FAFCO, Inc., a California corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's Common Stock at the purchase price per share as set forth in Section 1 below ("Exercise Price"). The number of shares and Exercise Price are subject to adjustment as provided in
Section 10 hereof.

         1. Number of Shares; Exercise Price; Term.

                  (a) Subject to adjustments as provided herein, this Warrant is exercisable for __________ shares (the :"Shares") of the Company's Common Stock at a purchase price of $0.125 per share, in accordance with the vesting schedule set forth in Section 1(b) hereof.

                  (b) Subject to the terms and conditions set forth herein, this Warrant shall be immediately exercisable as to twenty percent (20%) of the Shares. This Warrant shall become exercisable as to an additional twenty percent (20%) of the Shares on each of the first, second, third and fourth anniversaries of the issuance hereof. This Warrant shall cease to be exercisable on March 27, 2000.

         2. Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

         3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of this Warrant and the Notice of Exercise and Investment Representation Statement annexed hereto duly completed and executed on behalf of the holder hereof, at the office of the Company in Redwood City, California (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to Section 4 hereof, upon payment of the purchase price, the holder of this Warrant shall be entitled to receive a certificate for the number of shares so purchased and, if this Warrant is exercised in part, an amended Warrant for the unexercised portion of this Warrant. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the shares so purchased shall be deemed to be issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised.

         Payment of the aggregate Purchase Price may be by any of the following methods, at the election of the holder of this Warrant:

         (a) Cash;

         (b) Check;

         (c) By surrender of a fraction of this Warrant ("Net Issuance") equal to B/A, where A is the Fair Market Value (as hereinafter defined) of one (1) share of Common Stock of the Company, and B is the Exercise Price; or

         (d) Any combination of the foregoing.

         For purposes of Section 3(c), Fair Market Value shall mean

         (i) if the Company's Common Stock is traded on a national exchange or the Nasdaq Stock Market, the average of the closing prices of the Company's Common Stock over the five business day period immediately preceding the date of exercise; or

         (ii) if the Company's Common Stock is traded in the non-NASDAQ over-the-counter market, the averages of the closing bid and asked prices for the Company's Common Stock over the five business day period immediately preceding the date of exercise.

         Certificates for shares purchased hereunder shall be issued by the Company promptly and in no event later than twenty-one (21) days after the date of exercise, and, on partial exercise of this Warrant, an amended Warrant for the unexercised portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised. All other terms and conditions of such amended Warrant shall be identical to those contained herein.

         The Company covenants that all shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the aggregate Exercise Price, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the holder) or (ii) a whole share if the holder tenders the Exercise Price for one whole share.

         5. Charges, Taxes and Expenses. Issuance of certificates for shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a shareholder of the Company prior to the exercise hereof.

         7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

         10. Adjustments and Termination of Rights. The purchase price per share and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this

Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the merger or consolidation.

                  (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

                  (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to 10(c) above, the number of shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction (i) the numerator of which shall be the Exercise Price immediately prior to such adjustment, and (ii) the denominator of which shall be the Exercise Price immediately after such adjustment.

         11. Notice of Adjustments; Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable here under after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

         12. Miscellaneous.

                  (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of California and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

                  (b) Restrictions. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                  (c) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred in enforcing this Warrant.

                  (d) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the then holders of Warrants exercisable for a majority of the shares of the Company's Common Stock then issuable upon exercise of all outstanding unexercised Warrants sold pursuant to the Purchase Agreement.

                  (e) Notice. Any notice required or permitted hereunder shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice

                  IN WITNESS WHEREOF, FAFCO, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:_________________________, 1996.

                                       FAFCO, INC.



                                          By:__________________________________
                                          Alex N. Watt, Chief Financial Officer

WARRANT HOLDER:


___________________________________________
Print Name

___________________________________________
Street Address

___________________________________________
City            State              Zip Code

                               NOTICE OF EXERCISE


To: FAFCO, Inc.

         1. The undersigned hereby elects to purchase 50,000 shares of Common Stock ("Stock") of FAFCO, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

         3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                  (b) Any legend required by applicable state law.

                  5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:



                                            _____________________________
                                                      [Name]

         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:



                                            _____________________________
                                                      [Name]

_________________________________           _____________________________
           [Date]                                  [Signature]

                                 ASSIGNMENT FORM

         (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


___________________________________________________________________
                                 (Please Print)

whose address is___________________________________________________
                                 (Please Print)

___________________________________________________________________


                                 Dated:___________________ , 19____


                    Holder's Signature:____________________________

                      Holder's Address:____________________________

                                       ____________________________



Signature Guaranteed____________________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                       INVESTMENT REPRESENTATION STATEMENT

PURCHASER        Freeman A. Ford

COMPANY       :  FAFCO, Inc.

SECURITIES    :  Common Stock

DATE          :  March 27, 1996


          In connection with the purchase of the above-listed Securities, the undersigned, the Purchaser represents to the Company the following:

                 (a) The undersigned is sufficiently aware of the Company's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Securities. The undersigned is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Securities Act").

                 (b) The undersigned understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the undersigned understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

                 (c) The undersigned further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). Moreover, the undersigned understands that the Company is under no obligation to register the Securities. In addition, the undersigned understands that the certificate evidencing the Securities may be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

                 (d) The undersigned is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) The availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker, as said term is defined under the Securities Exchange Act of 1934 (the "Exchange Act") and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. There can be no assurances that the requirements of Rule 144 will be met, or that the Securities will ever be saleable.

                 (e) The undersigned further understands that at the time the undersigned wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from selling the Securities under Rule 144 even if the two-year minimum holding period had been satisfied.

                 (f) The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied registration under the Securities Act, compliance with Regulation A, compliance with some other registration exemption or the notification to the Company of the proposed disposition by it and the furnishing to the Company of (i) detailed information regarding the disposition, and (ii) and opinion of its counsel to the effect that such disposition will not require registration (the undersigned understands such counsel's opinion shall concur with the opinion by counsel for the Company and the undersigned shall have been informed of such compliance) will be required and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                 (g) The undersigned understands that, in connection with any public offering of the Company's equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of the Company's capital stock without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided, that the officers and directors of the Company who own, or hold options to purchase, Common Stock of the Company also agree to such restrictions.

                             Signature of Purchaser:


                             By:_______________________________________

                             Title:____________________________________